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                                                                   EXHIBIT 10.40
                                                                    CONFIDENTIAL


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                              AMENDED AND RESTATED

             CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE(1)

     This AMENDED AND RESTATED CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE ("AGREEMENT") is entered into as of this 27th day of February 2004 (the "EXECUTION DATE") by and between LEVEL 3 COMMUNICATIONS, LLC, a Delaware limited liability company ("LEVEL 3"), ALLEGIANCE TELECOM COMPANY WORLDWIDE, a Delaware corporation ("ALLEGIANCE") and XO Communications, Inc., a Delaware corporation or its designee (the "PURCHASER"). Level 3, Allegiance and Purchaser (except where specifically indicated) may be referred to individually as a "PARTY" and together as the "PARTIES". This Agreement supercedes and replaces that certain Confidential Settlement Agreement and Mutual Release dated as of February 27, 2004 between Level 3 and Allegiance.

     For purposes of this Agreement, Level 3 is defined to include Level 3 Communications, LLC together, where applicable, with all of its relevant corporate parents, subsidiaries, and affiliated entities, and all of the agents, employees, officers and directors of any of them.

     For purposes of this Agreement, Allegiance is defined to include Allegiance Telecom Company Worldwide together, where applicable, with all of its relevant corporate parents, subsidiaries, and affiliated entities, and all of the agents, employees, officers and directors of any of them, and includes Allegiance and all of its corporate parents, subsidiaries, and affiliated entities in their respective capacities as debtors and debtors-in-possession in the Bankruptcy Case, as hereinafter defined.

     For purposes of this Agreement, Purchaser is defined to include XO Communications, Inc. together, where applicable, with all of its relevant corporate parents, subsidiaries, and affiliated entities, and all of the agents, employees, officers and directors of any of them.

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(1) On March 5, 2004, the Court entered an order (the "Settlement Agreement Seal
Order") authorizing the Debtors to, among other things, file only a redacted version of the Settlement Agreement; and providing that the redacted information in the Settlement Agreement remain confidential. The Court further allowed the Debtors to serve the unredacted Settlement Agreement only on the Court, the U.S. Trustee, attorneys for the Creditors Committee and attorneys for the Debtors' prepetition secured lenders (the "Prepetition Lenders"). Moreover, under the terms of the Settlement Agreement Seal Motion, the Settlement Agreement shall not be made available to the general public or any parties in interest in these chapter 11 cases; PROVIDED that the Settlement Agreement may be provided to certain persons, at the discretion of the Debtors, who are subject to confidentiality obligation to the Debtors; AND PROVIDED FURTHER that any such person receiving an unredacted version of the Settlement Agreement pursuant to this Order shall also be bound by this Order to maintain the confidentiality of the Settlement Agreement.

THIS IS THE REDACTED VERSION OF THE AMENDED AND RESTATED SETTLEMENT AGREEMENT.

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                                   BACKGROUND

     A. Allegiance and Level 3's predecessor-in-interest, Genuity Solutions, Inc. ("GENUITY"), entered into an Integrated Network Solution Purchase Agreement on or about July 24, 2000 (as amended, the "INSPA"), pursuant to which Allegiance agreed to supply, and Genuity agreed to procure, an integrated network solution which Genuity used to support its dial-up modem services business. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the INSPA.

     B. On February 4, 2003, Genuity (in its own bankruptcy cases filed in the United States Bankruptcy Court for the Southern District of New York) assumed the INSPA and the INSPA was assigned to Level 3.

     C. A number of disputes have arisen between Allegiance and Level 3 concerning the performance of Allegiance's responsibilities under the INSPA, Level 3 has claimed entitlement to certain performance warranty remedies and other remedies available to it under the INSPA and Allegiance has disputed such claim.

     D. On May 14, 2003 (the "PETITION DATE"), Allegiance and most of its direct and indirect domestic subsidiaries each filed voluntary petitions (collectively, the "BANKRUPTCY CASE") under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Section101, ET SEQ. (the "BANKRUPTCY CODE") with the United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT") and Allegiance is currently operating its business and managing its property as a debtor-in-possession.

     E. In January and February 2004, Allegiance delivered notices of default under the INSPA to Level 3. Level 3 has disputed the notice of default.

     F. On February 4, 2004, Level 3 filed a motion (the "CREDIT MOTION"), in part under seal, to permit recoupment and for other relief. Allegiance has disputed the Credit Motion.

     G. On February 8, 2004, Level 3 filed a complaint (the "COMPLAINT"), filed in part under seal, for certain declaratory relief relating to the INSPA. Allegiance disputes the allegations contained in the Complaint.

     H. On February 18, 2004, Purchaser entered into an agreement with Allegiance (the "ASSET PURCHASE AGREEMENT") pursuant to which it agreed to purchase substantially all of the assets of Allegiance and other assets described therein, but excluding (among other assets) the INSPA, the KMC Agreement (as defined herein) and related managed modem facilities and business assets specified in the Asset Purchase Agreement and/or the Disclosure Schedules (as defined in the Asset Purchase Agreement).

     I. Allegiance and Level 3 now seek to amicably resolve, compromise and settle any and all claims or demands with respect to the INSPA, and to orderly terminate the INSPA subject to and in accordance with the terms hereof.

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     J.   The Parties agree that the transactions contemplated hereby and the consideration exchanged in respect thereof and hereof constitute contemporaneous exchanges for new value and that such consideration is of reasonably equivalent value in exchange for the transactions contemplated hereby.

     In consideration of the foregoing premises and the mutual covenants and agreements contained herein, subject to the entry of the Bankruptcy Court Approval Order (as defined in Section 11 below) each of the Parties agrees as set forth below.

1. THE TRANSACTION. The transaction contemplated by this Agreement shall take place in two stages: (a) commencing immediately (but subject to entry of the Bankruptcy Court Approval Order), the Parties shall perform pursuant to
     Section 2 below; and (b) on the "EARLY FUNDING DATE" (as defined in the Asset Purchase Agreement), the transaction described in Section 3 below shall be consummated; the Parties acknowledge, however, that the two stages may occur simultaneously if the Early Funding Date shall occur prior to or contemporaneous with the entry of the Bankruptcy Court Approval Order.

2.   IMMEDIATE TRANSACTIONS.

     (a)  [**REDACTED]

     (b) Commencing on the Execution Date, Allegiance and Level 3 shall work to procure and cooperate with Level 3 in the procurement of consents from the suppliers of the Off-Net Assets (as defined in Section 4 hereof) as may be required in order for Level 3 to continue to use the Off-Net Assets (including software contained therein) for their intended use. The costs of obtaining any licenses or consents from such suppliers shall be borne solely by Level 3.

     (c) Commencing on the Execution Date, the Parties shall commence preparation of the agreed Migration Plan (as defined in Section 8 below).

     (d) Level 3's obligations to make the Purchase Price Payment under the INSPA which were allegedly due and payable in February 2004 shall be suspended pending the Parties' efforts to secure the Bankruptcy Court Approval Order (such suspension shall terminate if this Agreement is deemed void AB INITIO pursuant to Section 12 hereof).

     (e) Level 3 shall reimburse Allegiance for payments made by Allegiance to KMC under and pursuant to the KMC Agreement (each as defined in Section 3 below) for services delivered to Allegiance in support of the INSPA relating to the period of time from and after February 1, 2004 through the soonest to occur of the Early Funding Date or the Option Exercise Date. Level 3 shall have the right to review and audit all invoices and other materials delivered to Allegiance from KMC in order to confirm the validity and accuracy of the charges imposed by KMC under the KMC Agreement. To the extent that Level 3 wishes to have the "Competitive

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          Offer" (as defined in the KMC Agreement) provisions of the KMC
          Agreement invoked prior to the assumption and assignment thereof to Level 3, Allegiance agrees to cooperate with Level 3 in regard to the enforcement of such rights.

3. EARLY FUNDING DATE TRANSACTIONS. Subject to entry of the Bankruptcy Court Approval Order, from and after the Early Funding Date:

     (a) The INSPA shall be terminated and no Party shall have any continuing obligations under the INSPA except as set forth in this Agreement.

     (b) The Parties' obligations respecting Termination Assistance Services (as set forth in Section 7 below) shall become effective with respect to the migration of the all of the Ports as to both Allegiance until the Closing Date and as to the Purchaser from and after the Closing Date.

     (c) Pursuant to Section 5.6 of the INSPA, title in and to all of the "BUY-OUT ASSETS" shall be conveyed to Level 3 free and clear of all liens, interests, claims, or encumbrances (and the Parties shall work to create a schedule ("SCHEDULE 3(C)") listing all such Buy-Out Assets). For the avoidance of doubt, the Buy-Out Assets are the "Buyout Assets" referred to on Schedule 6.26 of the Disclosure Schedules (as defined in the Asset Purchase Agreement). With respect to the conveyance of the Buy-Out Assets, any software licenses or rights of use shall be conveyed to Level 3 if and only if such rights are transferable to Level 3 pursuant to applicable law (and Allegiance makes no representation to Level 3 with respect to the transferability of such rights). Commencing on the Bankruptcy Court Approval Date, Allegiance and Level 3 shall work to procure consents from the suppliers of the Buy-Out Assets as may be required in order for Level 3 to continue to use (from and after the Early Funding Date) the Buy-Out Assets (including software contained therein) for their intended use. The costs of obtaining any licenses or consents from such suppliers, or the costs associated with asserting the transferability of software licenses or rights of use, shall be borne solely by Level 3. Any maintenance agreements that Allegiance has with respect to the Buy-Out Assets are not being conveyed, assigned or assumed by Level 3 or Purchaser, and Level 3 shall, from and after the effective date of conveyance of the Buy-Out Assets to Level 3, be responsible for all maintenance respecting the Buy-Out Assets. Purchaser shall not be financially responsible for any amounts owed under any maintenance agreement.

     (d) Allegiance shall assume and assign to Level 3 that certain Primary Rate Interface Services Agreement dated as of February 11, 2002 (as amended, the "KMC AGREEMENT") between Allegiance and KMC Telecom XI, LLC. (including, without limitation, subsidiaries and affiliates thereof, "KMC"). Such assumption and assignment shall preserve in full all rights of Allegiance under the KMC Agreement against KMC as of the date of assumption and assignment thereof to Level 3, including, without limitation, rights, liabilities and claims respecting

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          KMC performance warranty breaches, if any, under the KMC Agreement
          (provided, however, that any claims respecting backhaul latency or non-delivery of ports relating to periods of time prior to the assumption and assignment of the KMC Agreement shall not be assigned to Level 3, and may be enforced by Allegiance in its sole discretion). Notwithstanding any other provision of this Agreement, nothing in this Agreement shall preclude Allegiance from rejecting the KMC Agreement pursuant to applicable bankruptcy laws, provided that Allegiance secures Level 3's prior written consent thereto (which consent may be given or withheld in Level 3's sole and absolute discretion); in the event of any such rejection, the cash consideration paid to Allegiance under Section 5 hereof shall be increased by an amount to be agreed upon by Allegiance and Level 3.

     (e) If Allegiance assumes the KMC Agreement and assigns it to Level 3, as between Allegiance and Level 3, Allegiance shall have the obligation to make the cure payment, if any, to KMC in connection with the assumption and assignment of the KMC Agreement and Level 3 shall have no liability for any cure amount relating to the assumption and assignment of the KMC Agreement, to KMC, Purchaser, Allegiance or its estates. Level 3 shall have standing to participate in any contested matters between KMC and Allegiance as to the cure amount and related issues to the extent that Level 3 reasonably determines that its rights may be affected by such contested matter.

     (f) Prior to and continuing after the Early Funding Date, each of Level 3, Purchaser and Allegiance shall reasonably cooperate with respect to transition services needed, if any, regarding the KMC Agreement, and Allegiance (and Purchaser, to the extent that migration is not completed by the Early Funding Date or the Closing Date) shall provide Termination Assistance Services (as described in Section 7 below) to Level 3 with respect to its efforts to migrate the Off-Net Ports under the KMC Agreement to the Level 3 network.

     (g) Upon receipt of any business downturn notice delivered at any time after the Effective Date and through the soonest to occur of the Early Funding Date or Option Exercise Date, Allegiance shall immediately (and in no event later than seven (7) days after receipt thereof) deliver appropriate notice to KMC under the KMC Agreement of termination of the services provided by KMC which are affected by such business downturn notice.

     (h)  [**REDACTED]

     (i)  [**REDACTED]

4. FAILURE TO ACHIEVE EARLY FUNDING DATE. In the event that the Early Funding Date has not occurred on or before April 15, 2004, Level 3 shall have the option (provided that it is not then in breach of the Agreement) to cause Allegiance to consummate the transactions described in Sections 3(d), (e), and (f) above, and (immediately upon such election): (a)

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     the INSPA shall be deemed immediately amended hereby so as to eliminate
     Allegiance's obligation to deliver, and Level 3's obligation to purchase, any ports in Off-Net Serviceable Rate Centers (either Level 3 or Allegiance may propose or require a formal amendment to the INSPA in respect thereof by written notice delivered on or before the date of exercise of the option granted hereunder); and (b) the INSPA shall thereafter continue to apply with respect to the approximately 260,232 ports installed in Serviceable On-Net Rate Centers as of the Execution Date (the "ON-NET PORTS"), and neither Party waives any rights under the INSPA with respect to such On-Net Ports except as expressly set forth in this Agreement. The date upon which Level 3 exercises such option shall be the "OPTION EXERCISE DATE." On the Option Exercise Date, Level 3 shall pay Allegiance the amount of $5,000,000 (the "OPTION EXERCISE PRICE"). In such event, provided that the Bankruptcy Court Approval Order has been entered, Allegiance shall convey to Level 3, free and clear of all liens, interests, claims and encumbrances, the equipment owned and/or used by and as may be permitted by applicable law, all general intangibles, licenses, copyrights, trademarks, patents, intellectual property and other personal property owned and/or used by Allegiance in connection with the KMC Agreement (and the Parties shall work to create a "SCHEDULE 4" to this Agreement listing such assets), PROVIDED, HOWEVER, that such assets do not constitute Acquired Assets pursuant to the Asset Purchase Agreement (the "OFF-NET ASSETS"). Allegiance shall provide Level 3 with, or transfer to Level 3, all goods, intangible rights, and services which Allegiance is presently entitled to enjoy, or is in possession of, under and in respect of the KMC Agreement, PROVIDED, HOWEVER, that such assets do not constitute Acquired Assets pursuant to the Asset Purchase Agreement. With respect to the conveyance of the Off-Net Assets, any software licenses or rights of use relating exclusively thereto shall be conveyed to Level 3 if and only if such rights are transferable to Level 3 pursuant to applicable law (and Allegiance makes no representation to Level 3 with respect to the transferability of such rights). The costs of obtaining any licenses or consents from the suppliers of the Off-Net Assets, or the costs associated with asserting the transferability of software licenses or rights of use, shall be borne solely by Level 3. In addition, in such event, Allegiance shall supply Level 3 with Termination Assistance Services respecting the Off-Net Ports as set forth in this Agreement (notwithstanding the fact that the Early Funding Date has not occurred).

5. CASH TERMINATION CONSIDERATION. On the Early Funding Date (provided that the Bankruptcy Court Approval Order shall have entered), provided further that Allegiance is not then in default under the Agreement, Level 3 shall pay Allegiance $54,000,000, which amount shall be paid by wire transfer. The Option Exercise Price is included in the $54,000,000 payable by Level 3 hereunder; therefore, if the Option Exercise Price has been paid, the cash consideration due hereunder shall be reduced by the Option Exercise Price.

6. MUTUAL RELEASE AND LITIGATION STANDSTILL. Upon the Early Funding Date (provided that the Bankruptcy Court Approval Order has been entered), provided that each Party has fully performed its obligations hereunder and under the INSPA and satisfied all related

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     requirements and conditions hereunder, then, except as otherwise specifically set forth herein, in the Bankruptcy Court Approval Order, in the Migration Plan, or in any documents, agreements, schedules, and instruments specifically agreed to by the Parties to effectuate the terms of this Agreement, the Bankruptcy Court Approval Order or the Migration Plan, the Parties agree as follows:

     (a) Allegiance and Purchaser hereby fully and forever waive, release, acquit, discharge and hold harmless Level 3 and its owners, stockholders, successors, assigns, partners, parents, insurance carriers, bonding companies, affiliates and subsidiaries, and each of their respective directors, officers, agents, employees and representatives from any and all claims, actions, debts, demands, damages, judgments, liabilities, duties, indemnities, covenants, liens, and obligations of any kind whatsoever, whether known or unknown, whether in law or in equity, whether fixed and liquidated or contingent and unliquidated, whether billed or unbilled, which Allegiance and Purchaser has, had, may have or claim to have had against Level 3 arising prior to the Early Funding Date in respect of the INSPA (including but not limited to claims arising out of Level 3's assertion of remedies or claims under, in respect of or at all relating to, the INSPA), occurring at any time up to and including the Early Funding Date.

     (b) Level 3 hereby fully and forever waives, releases, acquits, discharges and holds harmless Allegiance and Purchaser and their respective owners, stockholders, successors, assigns, partners, parents, insurance carriers, bonding companies, attorneys, affiliates and subsidiaries, and each of their respective directors, officers, agents, employees and representatives, from any and all claims, actions, debts, demands, damages, judgments, liabilities, duties, indemnities, covenants, liens, and obligations of any kind whatsoever, whether known or unknown, whether in law or in equity, whether fixed and liquidated or contingent and unliquidated, whether billed or unbilled, which Level 3 has, had, may have or claim to have had against Allegiance arising prior to the Early Funding Date in respect of the INSPA, occurring at any time up to and including the Early Funding Date.

     (c) Notwithstanding anything herein to the contrary, no Party releases or otherwise waives any claims relating to performance of this Agreement.

     (d) Upon the Execution Date, each of Allegiance and Level 3 shall stand still respecting the contested matters joined by the Credit Motion, the adversary proceeding initiated by the Complaint and all related threatened or pending litigation or claims respecting the INSPA, and such matters shall be deemed administratively stayed upon entry, as more fully set forth herein, of the Bankruptcy Court Approval Order. Without limitation, neither Party shall conduct discovery with respect to, or otherwise prosecute, any such litigation or claim, and all rights of the Parties in respect thereto shall be preserved in full until the releases provided for

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          above are effective. When the releases provided for above are effective, the Credit Motion and the Complaint shall be dismissed with prejudice, and Level 3 shall, within three (3) business days following the Early Funding Date, amend its proof of claim filed in connection with the Bankruptcy Case so as to eliminate any claims associated with or related to the INSPA.

     (e) Nothing in the "BANKRUPTCY PLAN" or the "DISCLOSURE STATEMENT" (as each is defined in the Asset Purchase Agreement) to be filed by Allegiance shall in any way be inconsistent with the provisions of this Agreement. To the extent that the Bankruptcy Plan and the Disclosure Statement, as the case may be, are consistent with the provisions of this Agreement, and so long as Allegiance and Purchaser each are in compliance with this Agreement, Level 3 shall not (nor will it encourage any other person to): (i) object to the Bankruptcy Plan or propose, file or support any restructuring, workout, or plan of reorganization for Allegiance other than the Bankruptcy Plan; (ii) object to the Disclosure Statement; (iii) delay, impede, or take any other action to interfere, directly, or indirectly, in any respect with the approval of the Disclosure Statement, or the acceptance, confirmation, or implementation of the Bankruptcy Plan.

7. TERMINATION ASSISTANCE SERVICES. Commencing on the Early Funding Date (or the Option Exercise Date, with respect to the Off-Net Ports), and continuing during the Migration Period (as defined in Section 8 below), Allegiance and Purchaser shall provide Termination Assistance Services to Level 3 so as to assure the orderly transition of services provided under the INSPA from the Allegiance network to the Level 3 network. The Termination Assistance Services shall include the continued provision by Allegiance and (if applicable) Purchaser of network connectivity, space, power and other services such that the delivery of the Integrated Network Solution shall continue notwithstanding the occurrence of the Early Funding Date or the Closing Date. With respect to the Termination Assistance Services during the Migration Period:

     (a)  [**REDACTED]

     (b)  [**REDACTED]

     (c)  [**REDACTED]

     (d)  [**REDACTED]

     (e)  [**REDACTED]

8. MIGRATION PLAN. Commencing on the Execution Date, the Parties shall work cooperatively to establish an agreed "MIGRATION PLAN" specifying the steps to be taken by the Parties in order to effectuate an orderly migration of services; the Migration Plan, once completed, shall become "SCHEDULE 8" to this Agreement. Each Party shall, commencing on the Early Funding Date (or the Option Exercise Date, with respect to the Off-Net Ports), work cooperatively and in good faith to migrate services delivered under

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     the INSPA to the Level 3 network pursuant to the Migration Plan. Each Party shall take such actions as are reasonably required in order to effectuate the Migration Plan. The Migration Plan shall contemplate the completion of all migration of ports to the Level 3 network within six (6) months after the Closing Date (such period of time shall be the "MIGRATION PERIOD").
     Upon the conclusion of the six (6) month period following the Closing Date, unless all of the Parties otherwise agree in writing, the obligation to deliver Termination Assistance Services shall cease. All termination liability (if any) with respect to the cancellation of underlying third party circuits after migration of service to the Level 3 network will be borne equally by Allegiance and (if applicable) Purchaser; provided, however, that Purchaser's cumulative liability for the payment of such termination liability shall be capped at $100,000.00 and Allegiance shall pay all termination liability charges in excess of such cap. In no event shall Level 3 have any liability for such termination liability.

9. FILING UNDER SEAL. Allegiance agrees to file this Agreement with the Bankruptcy Court under seal. Notwithstanding the foregoing, subject to the requirements of Section 11 hereof, Allegiance shall be permitted to disclose the terms of the Agreement in the Compromise Motion (as defined in Section 11 hereof), if necessary, to obtain Bankruptcy Court approval therefor. Notwithstanding anything herein to the contrary, Allegiance shall be permitted to disclose the terms of the Agreement and provide copies thereof, without the need for a confidentiality agreement, to the attorneys, advisors and principals of (i) the official committee of unsecured creditors of Allegiance (the "COMMITTEE"), and (ii) the agent for the senior secured lenders of Allegiance.

10. CONFIDENTIALITY. The terms and conditions of this Agreement are confidential and each Party warrants and represents that it will not (except as permitted in Section 9) reveal or engage in any action which it knows or has reason to believe will result in the disclosure of any information concerning the terms of this Agreement to anyone; provided, however, that each Party may reveal the terms of this Agreement (a) to its successors, assigns and its or their officers, directors, employees, agents, counsel, financial advisors and accountants in the normal course of business provided that the recipients are instructed that the terms of this Agreement are confidential and are to be maintained as such, and (b) upon order of or direction by a court or government unit of competent jurisdiction. Notwithstanding the foregoing, a Party may disclose such information as is required to be disclosed by applicable law or in order to obtain the Bankruptcy Court Approval Order. Each Party shall notify the other of any process, order or direction of a court or government unit of competent jurisdiction requiring the disclosure of the terms of this Agreement in a writing delivered as soon as possible upon receipt of any subpoena or other similar process or order and in any event no later than three (3) days prior to any required disclosure. The Parties agree that money damages are an insufficient measure of the harm disclosure of the terms of this Agreement, the Migration Plan, or any related documents, agreements, schedules, and instruments, may cause to either Party and each agree that either is entitled to injunctive relief to quash any disclosure of the terms of this

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     Agreement, the Migration Plan, or any related documents, agreements, schedules, and instruments.

11. FILING FOR APPROVAL. Within five (5) business days after the Execution Date, Allegiance shall file with the Bankruptcy Court and serve upon parties in interest pursuant to applicable administrative Orders of the Bankruptcy Court, and as otherwise required by applicable bankruptcy law and procedures, a motion seeking approval of this Agreement, the transactions described herein, the compromises evidenced hereby under and pursuant to Bankruptcy Code Sections363, 365, Fed. R. Bankr. P. 9019, and otherwise applicable bankruptcy or non-bankruptcy law (the "COMPROMISE MOTION"). With respect to the Compromise Motion and for all purposes related hereto, the Parties agree that this Agreement represents a settlement and compromise of disputed matters under the INSPA and shall not be subject to any solicitation or auction initiated by or on behalf of Allegiance, the Committee, or any employees, agents, members or professionals thereof. The Compromise Motion must be in form and substance acceptable to the Parties prior to its filing with the Bankruptcy Court. For all purposes under this Agreement, a "BANKRUPTCY COURT APPROVAL ORDER" shall mean an order, in form and content reasonably satisfactory to the Parties, approving this Agreement, the Migration Plan and the transactions described herein entered on the docket of the Bankruptcy Court, upon due and proper notice to parties in interest, which Order shall be final, non-appealable and unstayed and shall: (i) survive confirmation of a plan of reorganization or liquidation in the Bankruptcy Case, the sale, assignment, transfer or other disposition of any Allegiance assets, compromises with other parties in interest, and conversion or dismissal of the Bankruptcy Case and (ii) govern (and as appropriate, be incorporated into) any plan, related Orders of the Bankruptcy Court under applicable bankruptcy or non-bankruptcy law, including, without limitation, an Order in respect of plan confirmation, a Bankruptcy Code Sections363 or 365 Order, or a Bankruptcy Court Order under Fed. R. Bankr. P. 9019. The Bankruptcy Court Approval Order shall expressly state that the assumption and assignment to Level 3 of the KMC Agreement shall not release or waive any claims that Allegiance may have against KMC respecting performance of the KMC Agreement, and that (except with respect to claims respecting backhaul latency or non-delivery of ports relating to periods of time prior to the assumption and assignment of the KMC Agreement, as set forth in
     Section 3(d) hereof) Level 3 shall be free to enforce all such rights against KMC (even if such rights relate to periods of time prior to the assignment of the KMC Agreement to Level 3). All Parties shall in good faith endeavor to obtain the Bankruptcy Court Approval Order. Each Party shall bear its own fees and costs associated with such efforts.

12. BANKRUPTCY COURT APPROVAL DATE. Except with respect to Sections 10 and 11, this Agreement shall have no binding effect upon any Party until the Bankruptcy Court Approval Date. Subject to the Bankruptcy Court's calendar and availability, the Bankruptcy Approval Order must be approved by the Court and so ordered thereby no later than March 25, 2004. The "BANKRUPTCY COURT APPROVAL DATE" is the first date upon which the Bankruptcy Court Approval Order is unstayed, and has become final and non-

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     appealable, without an appeal having been filed with respect thereto.
     Notwithstanding the foregoing, the Parties may begin taking steps to perform the terms of this Agreement prior to the Bankruptcy Court Approval Date. If the Bankruptcy Court does not grant the Compromise Motion, approve the terms of this Agreement, and authorize the compromise and transactions evidenced hereby within the times set forth above, this Agreement (except with respect to Section 10 hereof) will be deemed null and void AB INITIO. In such event, the claims, rights and remedies of the Parties under and in respect of the INSPA and otherwise shall remain in full force and effect and shall be immediately enforceable without impairment or modification.

13.  TERMINATION AND EARLY FUNDING DATE.

     (a) In the event that the Early Funding Date has not occurred on or before August 30, 2004, any Party may terminate this Agreement upon delivery of written notice to the other Party (the effective date of such termination to be the "TERMINATION DATE"). On the Termination Date, Level 3 shall be obligated (if it has not already done so) to exercise the option and pay the Option Purchase Price as contemplated by
          Section 4 hereof, and termination of this Agreement shall not affect the effectiveness of the transactions described in Section 4 hereof.

     (b) In the event this Agreement is terminated pursuant to paragraph (a) above, the Interim Services Payment shall cease and thereafter Level 3 shall be obligated to commence payment of the Purchase Price as set forth in the INSPA (but not with respect to the Off-Net Ports, if Level 3 has paid the Option Purchase Price). In such event, the Parties agree that any outstanding issues or disputes under the INSPA (including, but not limited to, disputes respecting the application of any Business Downturn under Section 4.3 of the INSPA, disputes regarding pricing for the ports as a result of any Competitive Offer, disputes regarding the application of Performance Warranty Remedies (even if such Performance Warranty Remedies related to periods of time before the Execution Date), or any disputes arising out of Level 3's assertion of remedies or claims under, in respect of or at all relating to, the INSPA) shall be immediately submitted to binding arbitration pursuant to this Section. Any Party may initiate such binding arbitration action in accordance with the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association ("AAA"). The confidentiality provisions of this Agreement shall govern all AAA arbitration proceedings. The Parties shall attempt to select a single neutral arbitrator to hear the matters in dispute. Such arbitrator need not be affiliated with the AAA. If the Parties fail to agree on a single neutral arbitrator within ten (10) days of the filing of the demand for arbitration, then three neutral arbitrators shall be appointed in accordance with the Rules. The arbitration award shall be in writing and shall specify the factual and legal basis for the award. The arbitration shall be conducted in New York, NY, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Unless otherwise ordered by the

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          arbitrator(s), the costs of the arbitration, including the AAA administration fee, the arbitrator's fee, and costs for the use of facilities during the hearings, shall be borne equally by the Parties. Attorneys' fees and costs may be awarded to the prevailing or most prevailing party at the discretion of the arbitrator(s).

     (c)  In the event of termination of this Agreement pursuant to paragraph
          (a) above, Level 3 shall be obligated to pay the difference between the Purchase Price which would have otherwise been due under the INSPA (as may be modified as a result of the arbitration referenced in paragraph (b) above) and the Interim Services Payments made hereunder for the period of time from and after February 1, 2004 through the Termination Date. With respect to any payment obligations arising under the INSPA between February 1, 2004 and the Termination Date in the event of a termination of this Agreement pursuant to paragraph (a) above, the Parties agree that the decision of the arbitrator(s) with respect to market pricing shall be applied retroactively as though Level 3 had delivered each alleged Competitive Offer introduced by Level 3 during such proceedings on the Execution Date, and the decision of the arbitrator(s) with respect to such issue shall have retroactive application to February 1, 2004 (such that, as an example, if the arbitrator(s) find that the market price should be lower than the present pricing, such price would be applied from and after February 1, 2004).

14. MATERIAL BREACH. If there is a material breach of any material provision of this Agreement or the Migration Plan, upon written notice to the allegedly breaching Party, the Party asserting the breach may (in addition to any other remedies it may have under applicable law) terminate this Agreement within ten (10) business days' written notice. In such event, the claims, rights and remedies of the Parties under and in respect of the INSPA and otherwise shall remain in full force and effect and shall be immediately enforceable without impairment or modification. In the event of a breach in connection with the delivery of Termination Assistance Services or the Migration Plan by Allegiance or Purchaser, each of Allegiance and Purchaser agree that money damages are an insufficient measure of the harm any such breach may cause and, as a result, Level 3 is entitled to injunctive relief to compel specific performance of the obligations imposed on Allegiance and Purchaser before the Bankruptcy Court or (in the case of claims against Purchaser) before any court of competent jurisdiction. Each Party consents to the jurisdiction of the Bankruptcy Court with respect to any actions to enforce this Agreement.

15. WAIVER OF RIGHTS TO OBJECT; SATISFACTION OF CERTAIN OBLIGATIONS UNDER ASSET PURCHASE AGREEMENT. . Allegiance hereby acknowledges and agrees that the Purchaser's obligations under Sections 6.26 and 7.3(h) and Schedule 6.26 of the Asset Purchase Agreement are satisfied in all respects. Notwithstanding anything to the contrary contained herein, no provision of this Agreement constitutes or effects, or shall be deemed to constitute or effect, an amendment, modification or waiver of any provision of the Asset Purchase Agreement, except solely in respect of the satisfaction of the

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     Purchaser's obligations under Sections 6.26 and 7.3(h) and Schedule 6.26 thereof. For the avoidance of doubt, the Purchaser's obligations hereunder are limited to those specified in Sections 3(f), 6(a), 7, 8, 10 and 14 hereof. Level 3 shall not in any way seek to object to or otherwise oppose the transactions contemplated by the Asset Purchase Agreement so long as Purchaser and Allegiance are in compliance with this Agreement.

16. NOTICES. Any notice to a Party required or permitted under this Agreement must be in writing and delivered by certified mail, by a nationally recognized overnight delivery service (with signature required for delivery), or by a courier service to the applicable address indicated below or such address as the Party to be notified has designated by giving notice in compliance with this Section:

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     If to Allegiance:      Allegiance Telecom Company Worldwide
                            9201 North Central Expressway
                            Dallas, Texas 75231
                            Attn: General Counsel

     With a copy to:        Kirkland & Ellis, LLP
                            153 East 53rd
                            New York, New York 10022
                            Attn:  Jonathan Henes, Esq.
                                   Kimberly Taylor, Esq.

     With a further copy to the Committee, care of:

                            Akin Gump Strauss Hauer & Feld, LLP
                            590 Madison Avenue
                            New York, New York 10022
                            Attn: Ira Dizengoff, Esq.


     If to Level 3:         Level 3 Communications, LLC
                            1025 Eldorado Blvd.
                            Broomfield, Colorado 80021
                            Attn: Assistant General Counsel

     If to Purchaser:       XO Communications, Inc.
                            11111 Sunset Hills Road
                            Reston, Virginia 20190
                            Attn: General Counsel

17. VALIDITY. This Agreement is for the benefit of and is binding upon the respective past and present parents, subsidiaries, and divisions, and predecessors and successors of the Parties, and each of their respective directors, officers, shareholders, employees and representatives. Nothing in this Agreement may be construed to create any rights in, or grant any cause of action to, any person not a Party to this Agreement.

18. SURVIVABILITY. This Agreement inures to the benefit of the Parties, and their respective successors and assigns, and is binding upon any trustee, party, entity or other fiduciary that may be appointed in connection with the Bankruptcy Case whether under Chapter 7 or Chapter 11 of the Bankruptcy Code.

19. CHOICE OF LAW. This Agreement is governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

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20.  RETENTION OF JURISDICTION. Except as otherwise expressly set forth herein, the Parties to this Agreement consent to the jurisdiction of the Bankruptcy Court. The Parties submit to the jurisdiction of the Bankruptcy Court in connection with the interpretation and enforcement of this Agreement.

21. ATTORNEYS FEES. In the event that any of the Parties must resort to legal action in order to enforce any provision or right under this Agreement or to defend such suit, the prevailing Party is entitled to receive reimbursement from the non-prevailing Party or Parties for all reasonable attorneys' fees and costs incurred in the litigation of such suit.

22. NO ADMISSION; NO THIRD PARTY BENEFICIARY. This Agreement effects the settlement of potential and existing claims and disputes and nothing contained herein is construed as an admission by any Party hereto of any wrongdoing of any kind. Each Party's consent to the terms of this Agreement, including, without limitation, the consent to any assignment and assumption of any other agreement or the assignment of any rights or obligations thereunder, may be used against it as an admission or declaration against interest in construing any of the agreements enumerated herein nor any similar or other agreements. There shall be no third party beneficiaries to the terms and conditions of this Agreement.

23. ENTIRE AGREEMENT. This Agreement and the Exhibits attached hereto constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior negotiations, agreements, understandings, written or oral, between the Parties are deemed superseded and are replaced hereby. No provision may be changed, waived or modified, except in writing, signed by the Parties hereto.

24. NON-INTEGRATION. The Parties agree that the Termination Assistance Services and the other provisions of this Agreement are not intended to be integrated and that upon the payment by Level 3 to Allegiance of the amounts contemplated by Section 4 or Section 13(a) hereof, as applicable, only the provisions regarding the Termination Assistance Services shall be deemed to be executory.

25. COUNTERPARTS. This Agreement may be executed by facsimile and in multiple counterparts, each of which is deemed an original, but all of which together constitutes one and the same document.


                         [Signatures on following page]

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     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year written below.

Dated: February 27, 2004              LEVEL 3 COMMUNICATIONS, LLC, on behalf of
                                      itself and other affiliated entities
                                      governed hereby.


                                      By:
                                         ---------------------------------------

                                      Its:
                                          --------------------------------------


Dated: February 27, 2004              ALLEGIANCE TELECOM COMPANY WORLDWIDE, on
                                      behalf of itself and other affiliated
                                      entities governed hereby.


                                      By:
                                         ---------------------------------------

                                      Its:
                                          --------------------------------------


Dated: March 12, 2004                 XO COMMUNICATIONS, INC., on behalf of
                                      itself and other affiliated entities
                                      governed hereby.


                                      By:
                                         ---------------------------------------

                                      Its:
                                          --------------------------------------

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                                   SCHEDULE 8

                                 MIGRATION PLAN

                                  [**REDACTED]


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